UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 7, 2011

PANA-MINERALES S.A.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-154218	98-0515701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pimera Calle El Carmen, EDF, PH Villa Medici Apt. 28, Torre C, Panama, Rep. of Panama
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (507) 391-6820

N/A
(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment of Articles

On September 7, 2011, Pana-Minerales S.A., a Nevada corporation (the “Company”) effected an 8 to 1 stock dividend with a corresponding increase (from 100,000,000 to 800,000,000) in the number of authorized shares of the Company’s common stock.   Shareholders of the Company will receive a stock dividend of seven (7) additional shares for each share of the Company’s issued and outstanding common stock prior to the dividend.  Such shares will be sent to the stockholders directly by mail with no further action required on their part.  The increase in the number of authorized shares of the Company’s common stock was duly approved by the Board of Directors of the Company on August 12, 2011, without shareholder approval in accordance with the authority conferred by Section 78.207 of the Nevada Revised Statutes and was effected via an amendment to the Company’s Articles of Incorporation, effective August 16, 2011.  The full text of the amendment to the Company’s Articles of Incorporation setting forth the authorized capital stock of the Company is filed herewith as Exhibit 3.1(a) and incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01      Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
3.1(a)	Text of Amendments to Articles of Incorporation

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANA-MINERALES S.A.

Date: September 8, 2011	By:	/s/ Hector Francisco Vasquez Davis
	Name:	Hector Francisco Vasquez Davis
	Title:	Chief Executive Officer, Chief Financial Officer, Principal Executive Officer, Principal Financial and Accounting Officer, President, Secretary, Treasurer and Director